MONAKER GROUP, INC. 8-K

Exhibit 10.2

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into on the 29th day of October 2019, by and among the Monaco Investment Partners, LP (the “Purchaser”);

and

Monaker Group, Inc., a Nevada corporation (the “Seller”), with its principal place of business at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331.

The Purchaser and the Seller are also referred to herein individually as a “Party” and collectively as the “Parties.”

A.	Seller owns 44,470,101 shares of restricted Series A Convertible Preferred Stock of Verus International, Inc. (formerly known as RealBiz Media Group, Inc. (the “Seller Shares”), a Delaware corporation (the “Company”);

B.	Seller is willing to sell 12,500,000 of the Seller Shares (the “Shares”) to the Purchaser pursuant to the terms of this Agreement; and

C.	The Purchaser desires to purchase the Shares from the Seller pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Purchase and Sale of the Shares; Option

Section 1.01.  Purchase and Sale. On the Closing Date (as defined below) (the “Closing”) and upon the terms and subject to the conditions set forth herein, the Seller shall deliver the Shares of the Company to the Purchaser free and clear of all liens and encumbrances (other than restrictions due to the fact that the Shares are ‘restricted securities’ as such term is defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)), and the Purchaser shall purchase the Shares from the Seller for an aggregate of $200,000 ($0.016 per Share) (the “Purchase Price”).

Section 1.02.  Delivery of Stock Power; Payment of Purchase Price. At the Closing: (a) Seller shall deliver to the Purchaser stock powers duly endorsed in blank together with certificates evidencing the Shares (collectively, the “Share Materials”); and (b) the Purchaser shall deliver the Purchase Price to the Seller.

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Section 1.03.  Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Monaker Group, Inc., or remotely by mail, facsimile, e-mail and/or wire transfer, in each case to the extent acceptable to the Parties hereto, or at such other place as is mutually acceptable to the Parties on such date which is mutually acceptable to the Parties (as applicable, the “Closing Date”), but no later than October 30, 2019 (the “Required Closing Date”).

ARTICLE II

Representations and Warranties of the Seller

Subject to all of the terms, conditions and provisions of this Agreement, the Seller represents and warrants to the Purchaser as follows:

Section 2.01.  Authority. The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, and shall execute such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto. Seller is authorized to affect the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the creditors’ rights generally and general equitable principles.

Section 2.02.  No Conflict. The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) result in or require the creation of any lien upon the Shares.

Section 2.03.  Title to Shares. The Seller is the sole record and beneficial owner of the Shares of the Company’s common stock owned by such Seller (defined herein as the “Seller’s Shares”) and has good and marketable title to all of the Seller’s Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. The Seller has sole managerial and dispositive authority with respect to the Seller’s Shares and has not granted any person a proxy or option to buy the Seller’s Shares that has not expired or been validly withdrawn. The sale and delivery of the Seller’s Shares to the Purchaser pursuant to this Agreement will vest in the Purchaser the legal and valid title to the Seller’s Shares acquired by the Purchaser hereunder, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, except for those associated with the restricted nature of the securities (“Encumbrances”).

Section 2.04.  Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Seller.

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Section 2.05 Lock-Up. Seller will not Transfer any of the Shares for a period of 30 days following the Closing. “Transfer” means offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law) of any Shares or enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

ARTICLE III

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement the Purchaser hereby represents and warrants to the Seller as follows:

Section 3.01.  Authority. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.02.  No Conflict. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Purchaser is a party or by which the Purchaser is bound or affected.

Section 3.03.  Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for the Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with the Purchaser.

Section 3.04.  Exempt Transaction. The Purchaser understands that the offering and sale of the Shares (the “Securities”) is intended to be exempt from registration under the Securities Act and exempt from registration or qualification under any state law.

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Section 3.05.  Representations of Purchaser. The Purchaser hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

(a)	Purchaser has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(b)	The Purchaser realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless the Purchaser has liquid assets sufficient to assure that the Purchaser can provide for current needs and possible personal contingencies;

(c)	The Purchaser confirms and represents that it is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities;

(d)	The Purchaser is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2018; and (ii) the Company’s Quarterly Reports on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Verus International” in the “Company name” field, and clicking the “Search” button), in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company as filed with the Securities and Exchange Commission; and (C) is not relying on any oral representation of the Seller or any other person, nor any written representation or assurance from the Seller; in connection with Purchaser’s acceptance of the Shares and investment decision in connection therewith;

(e)	The Purchaser has reviewed the designations providing for the rights and preferences of the Securities[1]; and

1

https://www.sec.gov/Archives/edgar/data/1430523/000149315219001779/ex3-1.htm and

https://www.sec.gov/Archives/edgar/data/1430523/000149315219005157/ex3-1.htm

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(f)	Purchaser understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

Section 3.06.  U.S.A. Patriot Act Representations. The Purchaser hereby represents and warrants that it is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Purchaser has complied with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001 (collectively the “Regulations”).

ARTICLE IV

Covenants

Section 4.01.  Further Assurances. The Seller and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Seller.

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Section 4.02.  Survival of Representations. All representations, warranties, and agreements made by any Party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any Party.

ARTICLE V

Conditions to Closing

Section 5.01.  Conditions to Obligations of Seller.  The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as the Seller may waive in writing:

(a)	The Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing;

(b)	The representations and warranties of the Purchaser in this Agreement shall have been true and correct on the date hereof as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing; and

(c)	The Purchaser shall have delivered the Purchase Price to the Seller as described in Section 1.02 above.

Section 5.02.  Conditions to Obligations of Purchaser.  The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as the Purchaser may waive in writing:

(a)	The Seller shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing;

(b)	The representations and warranties of Seller in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing;

(c)	The Seller shall have delivered the Share Materials to the Purchaser as described in Section 1.02 above; and

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ARTICLE VI

Miscellaneous

Section 6.01.  Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

Section 6.02.  No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a Party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party; provided that the Company shall be able to rely on the representations and warranties of the Seller and the Purchaser made in Articles II and III above for any and all purposes.

Section 6.03.  Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto. No waiver of any provision of this Agreement shall be valid unless set forth in writing and signed by all Parties.

Section 6.04.  Assignments. The Purchaser may assign any of its rights, interests and obligations under this Agreement prior to Closing and must notify in advance the Seller in writing. Any assignee of the Purchaser must agree to the terms and conditions hereof in total and execute an agreement in a similar form as this Agreement with the Seller.

Section 6.05.  Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 6.06.  Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

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Section 6.07.  Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 6.08.  Submission to Jurisdiction. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Florida court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Florida court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Florida court.

Section 6.09.  Expenses; Prevailing Party Costs. The Seller and the Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby. Notwithstanding anything contained herein to the contrary, if any Party commences an action against another Party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a Party of its obligations under this Agreement, the prevailing Party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing Party.

Section 6.10.  Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

Section 6.11.  Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or“ is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) reference to a particular statute, regulation or law means such statute, regulation or Law as amended or otherwise modified from time to time; (x) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xi) the paragraph and section headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement; and (xii) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars.

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Section 6.12.  Review and Construction of Documents. Seller represents to the Purchaser and the Purchaser represents to the Seller, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Section 6.13.  Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

PURCHASER

Monaco Investment Partners, LP

	By:	/s/ Don Monaco

	Its:	Managing Partner

	Printed Name:	Donald P. Monaco

SELLER

Monaker Group, Inc.

/s/ William Kerby
William Kerby
CEO

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